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Exhibit 99.1

STUDENT LOAN MARKETING ASSOCIATION
CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholder of
Student Loan Marketing Association:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Student Loan Marketing Association and its subsidiaries (the "GSE" or "SLMA") at December 29, 2004 and December 31, 2003 and the results of its operations and its cash flows for the period January 1, 2004 through December 29, 2004 and the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of SLMA's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the consolidated financial statements, the GSE ceased operations and was dissolved on December 29, 2004.

PricewaterhouseCoopers LLP
McLean, VA
May 2, 2005

STUDENT LOAN MARKETING ASSOCIATION
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	December 29, 2004	December 31, 2003
Assets
Federally insured student loans (net of allowance for losses of $0 and $19,324, respectively)	$—	$19,530,669
Private Education Loans (net of allowance for losses of $0 and $10,655, respectively)	—	1,020,880
Academic facilities financings and other loans	—	691,303
Investments
Available-for-sale	—	2,517,805
Other	—	115,834

Total investments	—	2,633,639
Cash and cash equivalents	—	531,880
Restricted cash and investments	—	254,925
Other assets	—	685,268

Total assets	$—	$25,348,564

Liabilities
Short-term borrowings	$—	$16,946,615
Long-term notes	—	4,781,606
Other liabilities	—	1,773,330

Total liabilities	—	23,501,551

Commitments and contingencies
Stockholder's equity
Common stock, par value $.20 per share, 250,000 shares authorized: 6,001 and 6,001 shares issued, and 0 and 6,001 shares outstanding, respectively	—	1,200
Additional paid-in capital	—	338,793
Accumulated other comprehensive income (net of tax of $0 and $112,657, respectively)	—	209,221
Retained earnings	—	1,297,799

Total stockholder's equity	—	1,847,013

Total liabilities and stockholder's equity	$—	$25,348,564

See accompanying notes to consolidated financial statements.

STUDENT LOAN MARKETING ASSOCIATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	For the period	Years ended
	January 1 through December 29, 2004	December 31,
		2003	2002
Interest income:
Federally insured student loans	$304,312	$1,432,173	$2,004,289
Private Education Loans	20,324	91,951	287,309
Academic facilities financings and other loans	19,755	42,845	64,096
Investments	102,498	107,589	139,266

Total interest income	446,889	1,674,558	2,494,960
Interest expense:
Short-term debt	148,510	378,086	553,824
Long-term debt	101,828	302,515	535,027

Total interest expense	250,338	680,601	1,088,851

Net interest income	196,551	993,957	1,406,109
Less: provision for losses	15,637	40,271	91,567

Net interest income after provision for losses	180,914	953,686	1,314,542

Other income:
Gains on student loan securitizations	32,448	500,904	295,261
Securitization revenue	—	284,653	561,533
Gains on sales to SLM Corporation	1,671,562	2,264,818	163,239
Gains (losses) on sales of securities and student loans, net	3,902	(8,980)	1,889
Derivative market value adjustment	(4,736)	(161,470)	(992,955)
Other	4,180	56,460	125,376

Total other income	1,707,356	2,936,385	154,343

Operating expenses:
Related party agreements	99,540	276,281	224,994
Loss on GSE debt extinguishment and defeasance	213,928	—	—
Other	4,560	(19,601)	28,184

Total operating expenses	318,028	256,680	253,178

Income before income taxes	1,570,242	3,633,391	1,215,707
Income taxes	553,634	1,258,837	413,938

Net income	$1,016,608	$2,374,554	$801,769

Basic and diluted earnings per common share	$169.41	$395.69	$133.61

Average common shares outstanding and common equivalent shares outstanding	6,001,000	6,001,000	6,001,000

See accompanying notes to consolidated financial statements.

STUDENT LOAN MARKETING ASSOCIATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(Dollars in thousands, except share and per share amounts)

	Common Stock Shares				Accumulated Other Comprehensive Income (Loss)
			Common Stock	Additional Paid-In Capital		Retained Earnings	Total Stockholders' Equity
	Issued	Outstanding
Balance at December 31, 2001	6,001,000	6,001,000	$1,200	$298,800	$670,416	$545,037	$1,515,453
Comprehensive income:
Net Income						801,769	801,769
Other comprehensive income, net of tax:
Change in unrealized gains (losses) on investments, net of tax					(41,250)		(41,250)
Change in unrealized gains (losses) on derivatives, net of tax					31,883		31,883

Comprehensive income							792,402
Dividends:
Leveraged leases						(22,072)	(22,072)
Issuance of common shares
Repurchase of preferred shares				(12)			(12)

Balance at December 31, 2002	6,001,000	6,001,000	$1,200	$298,788	$661,049	$1,324,734	$2,285,771
Comprehensive income:
Net income						2,374,554	2,374,554
Other comprehensive income, net of tax:
Change in unrealized gains (losses) on investments, net of tax					(459,458)		(459,458)
Change in unrealized gains (losses) on derivatives, net of tax					7,630		7,630

Comprehensive income							1,922,726
Dividends:
Insurance and benefit plan related investments						(346,263)	(346,263)
Student loans						(2,055,226)	(2,055,226)
Contribution of AMS from SLM Corporation				40,005			40,005

Balance at December 31, 2003	6,001,000	6,001,000	$1,200	$338,793	$209,221	$1,297,799	$1,847,013
Comprehensive income:
Net income						1,016,608	1,016,608
Other comprehensive income, net of tax:
Change in unrealized gains (losses) on investments, net of tax					(220,042)		(220,042)
Change in unrealized gains (losses) on derivatives, net of tax					10,821		10,821

Comprehensive income							807,387
Dividends:
Cash dividend						(1,667,924)	(1,667,924)
Student loans						(959,470)	(959,470)
Deferred tax asset						(27,006)	(27,006)
Retirement of common stock	(6,001,000)	(6,001,000)	(1,200)	(338,793)		339,993	—

Balance at December 29, 2004	—	—	$—	$—	$—	$—	$—

See accompanying notes to consolidated financial statements.

STUDENT LOAN MARKETING ASSOCIATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the period	Years ended
	January 1 through December 29, 2004	December 31,
		2003	2002
Operating activities
Net income	$1,016,608	$2,374,554	$801,769
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Gains on student loan securitizations	(32,448)	(500,904)	(295,261)
Gains on sales to SLM Corporation	(1,671,562)	(2,264,818)	(163,239)
(Gains) losses on sales of securities and student loans	(3,902)	8,980	(1,889)
Loss on GSE debt extinguishment and defeasance	213,928	—	—
Unrealized derivative market value adjustment	(693,766)	(518,247)	122,755
Provision for losses	15,637	40,271	91,567
Decrease (increase) in restricted cash	7,840	213,060	(28,455)
(Increase) decrease in accrued interest receivable	(55,259)	93,220	95,497
Decrease in accrued interest payable	(225,737)	(62,822)	(39,615)
Decrease in Retained Interest in securitized receivables	—	28,528	119,896
Decrease in other assets	255,273	1,005,921	67,636
(Decrease) increase in other liabilities	(360,853)	472,699	(261,895)

Total adjustments	(2,550,849)	(1,484,112)	(293,003)

Net cash (used in) provided by operating activities	(1,534,241)	890,442	508,766

Investing activities
Student loans acquired	(7,984,892)	(14,672,797)	(13,886,996)
Loans purchased from securitized trusts (primarily through trust consolidation)	(444,331)	(5,214,686)	(4,121,395)
Loans acquired from SLM Corporation	(4,443,429)	—	—
Reduction of student loans:
Installment payments	1,514,970	2,986,754	3,532,017
Claims and resales	296,776	570,890	628,396
Proceeds from securitization of student loans	2,515,130	10,027,232	13,103,590
Proceeds from sales of student loans	429,547	38,362	54,754
Proceeds from sales of student loans to SLM Corporation	8,258,745	5,584,349	3,311,742
Academic facilities financings and other loans made	(29,778)	(227,579)	(478,017)
Academic facilities financings and other loans repayments	368,739	425,868	1,352,485
Purchases of available-for-sale securities	(80,223,758)	(2,412,766)	(6,867,948)
Proceeds from sales and maturities of available-for-sale securities	79,302,175	3,117,523	7,270,159
Purchases of other securities	(133,379)	(281,154)	16,263
Proceeds from sales and maturities of other securities	190,541	271,152	260,512
Sale of Trust to SLM Corporation, net of cash	179,104	—	—
Proceeds from sale of Retained Interest in securitized receivables to SLM Corporation	—	2,055,202	—
Proceeds from sale of Variable Interest Entity to SLM Corporation, net of cash	—	1,505,802	—
Proceeds from sales of assets, liabilities, and GSE subsidiaries to SLM Corporation, as a result of GSE Wind-Down	7,798,783	—	—

Net cash provided by investing activities	7,594,943	3,774,152	4,175,562

Financing activities
Short-term borrowings issued	290,713,186	755,836,371	673,002,151
Short-term borrowings repaid	(297,792,152)	(763,955,656)	(674,004,409)
Long-term notes issued	535,984	4,756,710	15,070,627
Long-term notes repaid	(12,175,655)	(17,392,461)	(18,805,003)
Long-term notes issued by Variable Interest Entity	15,402,762	16,442,305	—
GSE debt extinguishment	(1,608,783)	—	—
Preferred stock repurchased	—	—	(12)
Common dividends paid	(1,667,924)	—	—
Preferred dividends paid	—	—	—

Net cash used in financing activities	(6,592,582)	(4,312,731)	(4,736,646)

Net (decrease) increase in cash and cash equivalents	(531,880)	351,863	(52,318)
Cash and cash equivalents at beginning of year	531,880	180,017	232,335

Cash and cash equivalents at end of year	$—	$531,880	$180,017

Cash disbursements made for:
Interest	$282,513	$651,177	$1,549,706

Income taxes	$13,666	$389,894	$553,200

Noncash items:
Transfer of investment to trust to defease GSE debt	$1,305,906	$—	$—

Sale of GSE subsidiaries to SLM Corporation	$62,499	$—	$—

Dividend of FFELP Stafford/PLUS student loans to SLM Corporation	$(959,470)	$(2,055,226)	$—

Assumption of deferred tax asset by SLM Corporation	$(27,006)	$—	$—

Dividend of insurance and benefit plan related investments to SLM Corporation	$—	$(346,263)	$—

Dividend leveraged leases, net, to SLM Corporation	$—	$—	$(22,072)

Retirement of common stock	$339,993	$—	$—

Contribution of AMS from SLM Corporation	$—	$40,005	$—

See accompanying notes to consolidated financial statements.

STUDENT LOAN MARKETING ASSOCIATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

1.    Organization and Privatization

        The Student Loan Marketing Association (the "GSE" or "SLMA") was chartered by Congress to provide liquidity for originators of student loans made under federally sponsored student loan programs and otherwise to support the credit needs of students and educational institutions. On August 7, 1997, pursuant to the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") and approval by shareholders of an agreement and plan of reorganization (the "Reorganization"), SLMA became a wholly-owned subsidiary of SLM Corporation (the "Company").

Going Concern—Completion of the GSE Wind-Down

        Under the Privatization Act, the GSE was required to wind down its operations and dissolve on or before September 30, 2008. On December 29, 2004, the Company completed the Wind-Down of the GSE (the "Wind-Down") by defeasing the remaining debt obligations of the GSE and dissolving the GSE's federal charter.

        Specifically, the GSE, the Company and the Federal Reserve Bank of New York, both in its capacity as trustee and as fiscal agent for the GSE's remaining obligations, entered into a Master Defeasance Trust Agreement as of December 29, 2004 that established a special and irrevocable trust, which was fully collateralized by direct, noncallable obligations of the United States. The defeasance trust structure was specifically setup to qualify as a qualifying special purpose entity ("QSPE") under the Financial Accounting Standard Board's ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of SFAS No. 125," and meet the criteria of a debt extinguishment under SFAS No. 140, as the Company is no longer the primary obligor of the defeased obligations. As a result, the defeasance trust is off-balance sheet. On December 29, 2004, the United States Department of the Treasury determined that such obligations were sufficient, without consideration of any significant reinvestment of interest, to pay the principal of and the interest on the GSE's remaining obligations. The Wind-Down was completed upon the issuance of that determination and the GSE's separate existence terminated. In connection with the Wind-Down of the GSE, on December 29, 2004, SLMA's 6 million shares of common stock were retired.

        For the period January 1 through December 29, 2004, SLMA recognized a $214 million loss related to the repurchase and defeasance of $3.0 billion of GSE debt.

2.    Significant Accounting Policies

Consolidation

        The consolidated financial statements include the accounts of SLMA and its subsidiaries, after eliminating intercompany accounts and transactions. Definitions for capitalized terms in this document can be found in the Company's 2004 Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 16, 2005.

        Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities," requires Variable Interest Entities ("VIEs") to be consolidated by their primary beneficiaries if they do not effectively disperse risks among parties involved. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. Those characteristics are the direct or indirect ability to make decisions about an entity's activities through voting rights or similar rights, the obligation to absorb the expected losses of an entity if they occur, and the right to receive the expected residual returns of the entity if they occur.

        As further discussed in Note 8, "Student Loan Securitization," SLMA did not consolidate QSPEs created for securitization purposes in accordance with SFAS No. 140. In addition, SLMA's accounting treatment for its on-balance sheet Consolidation Loan securitizations were not affected by FIN No. 46 as the Company previously concluded that such transactions should be consolidated.

Use of Estimates

        SLMA's financial reporting and accounting policies conform to generally accepted accounting principles in the United States ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Key accounting policies that include significant judgments and estimates include valuation and income recognition of the Retained Interest, loan effective interest method (premium/borrower benefits), provision for loan losses, and derivative accounting.

Loans

        Loans, which consisted of federally insured student loans, Private Education Loans, student loan participations, lines of credit, academic facilities financings, and other private loans were carried at amortized cost which, for student loans, included unamortized premiums and unearned purchase discounts.

        Private Education Loans which are not guaranteed by the federal government were charged-off against the allowance for loan loss at 212 days past due. SLMA continued to accrue interest on Private Education Loans until the charge-off date as well as forbearance periods. When the loan charged off, all accrued interest was charged off against interest income. FFELP loans are guaranteed as to both principal and interest, and therefore continue to accrue interest until such time that they are paid by the guarantor.

Student Loan Income

        SLMA recognized student loan income as earned, net of amortization of premiums, capitalized direct origination and acquisition costs, and the accretion of discounts. Additionally, income was recognized based upon the expected yield of the loan after giving effect to estimates for borrower utilization of incentives for timely payment ("borrower benefits"). The estimates of the effect of borrower benefits on student loan yield were based on analyses of historical payment behavior of borrowers who are eligible for the incentives and the evaluation of the ultimate qualification rate for these incentives. Premiums, capitalized direct origination and acquisition costs and discounts received were amortized over the estimated life of the loan, which included an estimate of prepayment speeds. SLMA periodically evaluated the assumptions used to estimate its loan life and in instances where there were modifications to the assumptions, amortization was adjusted on a cumulative basis to reflect the change since the acquisition of the loan.

        In addition, SLMA paid an annual 105 basis point Consolidation Loan rebate fee on Consolidation Loans and was also required to pay an annual 30 basis point Offset Fee unique to the GSE on Stafford and PLUS student loans purchased and held on or after August 10, 1993 until the GSE was dissolved on December 29, 2004. These fees were netted against student loan income.

Allowance for Student Loan Losses

        SLMA had established an allowance for probable losses on the existing on-balance sheet portfolio of student loans. Student loans were presented net of the allowance on the balance sheet. SLMA evaluated the adequacy of the allowance for student loan losses on its federally insured portfolio of student loans separately from its non-federally insured portfolio of Private Education Loans.

        In evaluating the adequacy of the allowance for losses on the Private Education Loan portfolio, SLMA considered several factors including: the credit profile of the borrower and/or co-borrower, loans in repayment versus those in a non-paying status, months of repayments, delinquency status, type of program and trends in defaults in the portfolio based on SLMA and industry data (see Note 4 "Allowance for Student Loan Losses").

        For the federally insured loan portfolios, SLMA considered trends in student loan claims rejected for payment by guarantors and the amount of FFELP loans subject to two percent Risk Sharing. The allowance was based on periodic evaluations of its loan portfolios considering past experience, changes to federal student loan programs, current economic conditions and other relevant factors. The allowance was maintained at a level that management believed was adequate to provide for estimated probable credit losses inherent in the loan portfolio. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant changes.

        In October of 2004, the Company was designated an Exceptional Performer by the U.S. Department of Education ("ED") in recognition of meeting certain performance standards set by ED in servicing FFELP student loans. As a result of this designation, the Company receives 100 percent reimbursement on default claims on federally guaranteed student loans that are serviced by the Company. This designation had no impact on SLMA as all FFELP loans had been sold prior to its effective date.

Cash and Cash Equivalents

        Cash and cash equivalents included term federal funds and bank deposits with original terms to maturity of less than three months.

Restricted Cash

        Restricted cash included amounts restricted as collateral for certain on-balance sheet student loan trusts.

Investments

        Investments were held to provide liquidity and to serve as a source of short-term income. The majority of SLMA's investments were classified as available-for-sale and such securities were carried at market value, with the after-tax unrealized gain or loss carried as a separate component of stockholder's equity. The amortized cost of debt securities in this category was adjusted for amortization of premiums and accretion of discounts.

Interest Expense

        Interest expense was based upon contractual interest rates adjusted for the amortization of debt issuance costs and premiums and the accretion of discounts. SLMA's interest expense may have also been adjusted for net payments/receipts related to derivative instruments, which included interest rate swap agreements and interest rate futures contracts, qualifying as hedges under GAAP. Interest expense also included the amortization of deferred gains and losses on closed hedge transactions which qualified as cash flow hedges.

Securitization Accounting

        To meet the sale criteria of SFAS No. 140, SLMA's securitizations used a two-step structure with a QSPE that legally isolates the transferred assets from SLMA, even in the event of bankruptcy. Transactions receiving sale treatment were also structured to ensure that the holders of the beneficial interests issued by the QSPE were not constrained from pledging or exchanging their interests, and that SLMA did not maintain effective control over the transferred assets. If these criteria were not met, then the transaction was accounted for as an on-balance sheet secured borrowing. SLMA assessed the financial structure of each securitization to determine whether the trust or other securitization vehicle met the sale criteria defined in SFAS No. 140 and accounted for the transaction accordingly.

Retained Interest

        The Residual Interest resulted from securitizations of student loans that were accounted for off-balance sheet. For these transactions, SLMA recorded a Retained Interest which included a Residual Interest plus reserve and other cash accounts. For transactions receiving sale treatment, SLMA recognized a gain on student loan securitizations on the consolidated statements of income. This gain is based upon the difference between the allocated cost basis of the assets sold and the relative fair value of the assets received. SLMA sold its Retained Interest in its securitizations to SLM Corporation on September 30, 2003 (see Note 8 "Student Loan Securitization"). As SLMA continued to engage in securitizations that are accounted for off-balance sheet, it sold the Retained Interest to SLM Corporation at or shortly after the settlement date of the transaction.

Derivative Accounting

        SLMA accounted for its derivatives, which included interest rate swaps, interest rate futures contracts, interest rate cap contracts and Floor Income Contracts in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded at fair value on the balance sheet as either an asset or liability. SLMA determined fair value for its derivative contracts using pricing models that consider current market conditions and the contractual terms of the derivative contract. These factors included interest rates, time value, yield curve and volatility factors. Pricing models and their underlying assumptions impact the amount and timing of unrealized gains and losses recognized, and the use of different pricing models or assumptions could produce different financial results.

        Some of SLMA's derivatives, mainly interest rate swaps hedging the fair value of fixed rate assets and liabilities and certain Eurodollar futures contracts, qualified as effective hedges under SFAS No. 133. For these derivatives, the relationship between the hedging instrument and the hedged items (including the hedged risk and method for assessing effectiveness), as well as the risk management objective and strategy for undertaking various hedge transactions at the inception of the hedging relationship was documented. Each derivative was designated to either a specific asset or liability on the balance sheet or expected future cash flows, and designated as either a fair value or a cash flow hedge. Fair value hedges were designed to hedge SLMA's exposure to changes in fair value of a fixed rate asset or liability ("fair value" hedge), while cash flow hedges were designed to hedge SLMA's exposure to variability of either a floating rate asset's or liability's cash flows or expected fixed rate debt issuance ("cash flow" hedge). For effective fair value hedges, both the hedge and the hedged item (for the risk being hedged) were marked-to-market with any difference recorded immediately in the income statement. For cash flow hedges, the effective change in the fair value of the derivative was deferred in other comprehensive income, net of tax, and recognized in earnings in the same period as the earnings effects of the hedged item. The assessment of the hedge's effectiveness was performed at inception and on an ongoing basis, at least quarterly. When it was determined that a derivative was not currently an effective hedge or it would not be one in the future, SLMA discontinued the hedge accounting prospectively and ceased recording changes in the fair value of the hedged item.

        SLMA also had a number of derivatives, primarily Floor Income Contracts, certain Eurodollar futures contracts and certain basis swaps, that SLMA believed were effective economic hedges, but are not considered effective hedges under SFAS No. 133. They were considered ineffective under SFAS No. 133 because they were hedging only a portion of the term of the underlying risk, hedging an off-balance sheet financial instrument or, in the case of the Floor Income Contracts, they were written options which under SFAS No. 133 have a more stringent effectiveness hurdle to meet. These derivatives were classified as "trading" for GAAP purposes and as a result they were marked-to-market through GAAP earnings with no consideration for the price fluctuation of the hedged item. Due to the Wind Down of the GSE, SLMA held basis swaps and Floor Income Contracts that were hedging assets that were sold to SLM Corporation or its subsidiaries. Such contracts were accounted for as trading assets.

        Net settlement income/expense on derivatives and realized gains/losses related to derivative dispositions ("realized derivative market value adjustment") that do not qualify as hedges under SFAS No. 133 are included as realized gains and losses in the derivative market value adjustment on the income statement. As a result, the derivative market value adjustment includes both the unrealized changes in the fair value of SLMA's derivatives as well as the realized changes in fair value related to derivative net settlements and dispositions.

Earnings per Common Share

        Basic earnings per common share ("Basic EPS") was calculated using the weighted average number of shares of common stock outstanding during each period. SLMA had no potentially dilutive shares.

Income Taxes

        Income taxes were recorded in accordance with SFAS No. 109, "Accounting for Income Taxes." The asset and liability approach underlying SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of SLMA's assets and liabilities. To the extent tax laws change, deferred tax assets and liabilities are adjusted in the period that the tax change is enacted. SLMA provided for its taxes pursuant to a tax sharing arrangement with SLM Corporation and periodically settled accounts which were currently receivable or payable.

        "Income tax expense" includes (i) deferred tax expense, which represents the net change in the deferred tax asset or liability balance during the year plus any change in a valuation allowance, and (ii) current tax expense, which represents the amount of tax currently payable to or receivable from a tax authority plus amounts accrued for expected tax deficiencies (including both tax and interest).

        In accordance with SFAS No. 5, "Accounting for Contingencies," SLMA recorded a reserve for expected controversies with the Internal Revenue Service and various state taxing authorities when it was deemed that deficiencies arising from such controversies were probable and reasonably estimable. This reserve included both tax and interest on these deficiencies.

Reclassifications

        Certain reclassifications have been made to the balances as of and for the years ended December 31, 2003 and 2002, to be consistent with classifications adopted for 2004.

3.    Student Loans

        As a result of the GSE Wind-Down, as of December 29, 2004, SLMA no longer holds student loans. (See Note 1, "Going Concern—Completion of the GSE Wind-Down," and Note 13, "Related Parties"). Previously, SLMA purchased student loans from originating lenders. SLMA's portfolio consisted principally of loans originated under two federally sponsored programs—the Federal Family Education Loan Program ("FFELP") and the Health Education Assistance Loan Program ("HEAL"). SLMA also purchased Private Education Loans.

        The following table reflects the distribution of SLMA's student loan portfolio by program.

	December 29, 2004	December 31, 2003
FFELP—Stafford	$—	$9,940,359
FFELP—PLUS/SLS	—	956,495
FFELP—Consolidation Loans	—	8,551,410
Private Education Loans	—	1,031,535
HEAL	—	101,729

Total student loans, gross	—	20,581,528
Allowance for student loan losses	—	(29,979)

Total student loans, net	$—	$20,551,549

4.    Allowance for Student Loan Losses

        The provision for loan losses represents the periodic expense of maintaining an allowance sufficient to absorb losses, net of recoveries, inherent in the student loan portfolios. The allowance for Private Education Loan losses is an estimate of losses in the portfolio at the balance sheet date that will be charged off in subsequent periods. SLMA estimated its losses using historical data from its Private Education Loan portfolios, extrapolations of FFELP loan loss data, current trends and relevant industry information.

        When calculating the Private Education Loan loss reserve, SLMA divided the portfolio into categories of similar risk characteristics based on loan program type, underwriting criteria, existence or absence of a co-borrower, repayment begin date and repayment status. SLMA then applied default and collection rate projections to each category. The repayment begin date indicates when the borrower is required to begin repaying their loan. SLMA's Private Education Loan programs did not require the borrowers to begin repayment until they have graduated or otherwise left school. Consequently, the loss estimates for these programs are minimal while the borrower is in school.

        SLMA's loss estimates included losses to be incurred over the loss confirmation period, which is the period of the highest concentration of defaults. The loss confirmation period is two years for career training loans beginning when the loan is originated and five years for higher education loans beginning when the borrower leaves school. SLMA's collection policies allowed for periods of nonpayment for borrowers experiencing temporary difficulty meeting payment obligations (typically, very early in the repayment term when they are starting their career). This is referred to as forbearance status.

        Private Education Loan principal and accrued interest was charged off against the allowance at 212 days delinquency. Private Education Loans continued to accrue interest until they were charged off and removed from the active portfolio. Recoveries on loans charged off were recorded directly to the reserve.

        The following table summarizes changes in the allowance for student loan losses for SLMA's Private Education and federally insured student loan portfolios for the period ended January 1 through December 29, 2004 and the years ended December 31, 2003, and 2002, respectively.

	For the period	Years ended
	January 1 through December 29, 2004	December 31,
		2003	2002
Balance at beginning of year	$29,979	$109,144	$175,959
Additions
Provisions for student loan losses	15,637	40,271	91,567
Recoveries	1,068	4,434	7,001
Deductions
Transfer to SLM Corporation	(4,430)	—	—
Reductions for student loan sales and securitizations	(36,755)	(108,320)	(84,005)
Charge-offs	(4,259)	(14,049)	(69,431)
Other	(1,240)	(1,501)	(11,947)

Balance at end of year	$—	$29,979	$109,144

        SLMA received certain fees related to originated loans at both origination and the commencement of repayment. These origination fees were charged to cover, in part, anticipated loan losses. Such fees were deferred and recognized into income as a component of interest over the average life of the related pool of loans.

        The table below shows SLMA's Private Education Loan delinquency status for Private Education Loans in the portfolio at December 31, 2003 and 2002. Delinquencies had the potential to adversely impact earnings if the account charged off and resulted in increased servicing and collection costs.

	December 29, 2004		December 31, 2003		December 31, 2002
(Dollars in millions)
	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$—		$830		$1,385
Loans current in forbearance(2)	—		14		264
Loans in repayment and percentage of each status:
Loans current	—	—%	165	88%	940	90%
Loans delinquent 31-60 days(3)	—	—	7	4	45	4
Loans delinquent 61-90 days	—	—	5	2	21	2
Loans delinquent greater than 90 days	—	—	11	6	42	4

Total Private Education Loans in repayment	—	—%	188	100%	1,048	100%

Total Private Education Loans	—		1,032		2,697
Private Education Loan allowance for losses	—		(11)		(64)

Private Education Loans, net	$—		$1,021		$2,633

Percentage of Private Education Loans in repayment	—%		18%		39%

Delinquencies as a percentage of Private Education Loans in repayment	—%		12%		10%

(1)
Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

(2)
Loans for borrowers who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

(3)
The period of delinquency is based on the number of days scheduled payments are contractually past due.

5.    Investments

        At December 29, 2004, SLMA held no investments. A summary of investments at December 31, 2003 follows:

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Investments:
Available-for-sale:
U.S. Treasury and other U.S. government agencies obligations
U.S. Treasury securities	$1,199,523	$505,102	$—	$1,704,625
State and political subdivisions of the U.S.
Student loan revenue bonds	79,282	1,568	(16)	80,834
Asset-backed and other securities
Asset-backed securities	730,244	2,116	(14)	732,346

Total investment securities available-for-sale	$2,009,049	$508,786	$(30)	$2,517,805

        As of December 31, 2003, $220 million of the net unrealized gain related to available-for-sale investments is included in accumulated other comprehensive income.

        SLMA sold available-for-sale securities with a fair value of $2.6 billion, $11 million and $6.8 billion for the period January 1 through December 29, 2004 and the years ended December 31, 2003 and 2002, respectively. These sales resulted in gross realized gains of $291 million and $1 million for the period January 1 through December 29, 2004 and the year ended December 31, 2002, respectively. There were no gross realized gains in 2003.

        At December 31, 2003, SLMA held other investments of $116 million.

6.    Short-Term Borrowings

        Short-term borrowings have an original or remaining term to maturity of one year or less. The following tables summarize outstanding short-term notes at December 29, 2004 and December 31, 2003 and 2002, the weighted average stated interest rates at the end of each period, and the related average balances and weighted average stated interest rates during the periods.

	December 29, 2004		For the period January 1 through December 29, 2004
	Ending Balance	Weighted Average Interest Rate	Average Balance	Weighted Average Interest Rate
Six month floating rate notes	$—	—%	$1,585,829	1.18%
Other floating rate notes	—	—	383,835.89
Discount notes	—	—	1,687,391.96
Short-term portion of long-term notes	—	—	4,861,229	3.69

Total short-term borrowings	$—	—%	$8,518,284	2.55%

Maximum outstanding at any month end	$18,441,369

	December 31, 2003		Year ended December 31, 2003
	Ending Balance	Weighted Average Interest Rate	Average Balance	Weighted Average Interest Rate
Six month floating rate notes	$2,724,669.97%		$2,987,643	1.09%
Other floating rate notes	281,367.95		904,497.99
Discount notes	3,376,440.96		8,338,001	1.16
Fixed rate notes	—	—	602,527	2.34
Short-term portion of long-term notes	10,564,139	3.60	11,410,671	2.69

Total short-term borrowings	$16,946,615	2.61%	$24,243,339	1.90%

Maximum outstanding at any month end	$27,923,529

	December 31, 2002		Year ended December 31, 2002
	Ending Balance	Weighted Average Interest Rate	Average Balance	Weighted Average Interest Rate
Six month floating rate notes	$2,999,631	1.25%	$3,006,177	1.71%
Other floating rate notes	2,333,502	1.17	2,610,177	1.69
Discount notes	7,029,037	1.75	10,586,685	1.95
Fixed rate notes	1,649,969	2.35	1,693,771	2.79
Securities sold—not yet purchased and repurchase agreements	—	—	146,500	1.68
Short-term portion of long-term notes	10,392,497	1.91	10,661,250	2.27

Total short-term borrowings	$24,404,636	1.74%	$28,704,560	2.07%

Maximum outstanding at any month end	$32,097,569

        To match the interest rate characteristics of short-term notes with the interest rate characteristics of certain assets, SLMA entered into interest rate swaps with independent parties. Under these agreements, SLMA made periodic payments, indexed to the related asset rates, in exchange for periodic payments which generally matched SLMA's interest obligations on fixed or variable rate notes (see Note 9 "Derivative Financial Instruments"). Payments on SLMA's interest rate swaps are not reflected in the above tables.

7.    Long-Term Notes

        The following tables summarize outstanding long-term notes at December 29, 2004 and December 31, 2003, the weighted average stated interest rates at the end of the periods, and the related average balances during the periods.

	December 29, 2004		For the period January 1 through December 29, 2004
	Ending Balance	Weighted Average Interest Rate	Average Balance
Floating rate notes:
U.S. dollar denominated:
Interest bearing, due	$—	—%	$494,130

Fixed rate notes:
U.S. dollar denominated:	—	—	1,339,281
Zero coupon	—	—	204,890

Total fixed rate notes	—	—	1,544,171

Total long-term notes	$—	—%	$2,038,301

	December 31, 2003		Year ended December 31, 2003
	Ending Balance	Weighted Average Interest Rate	Average Balance
Floating rate notes:
U.S. dollar denominated:
Interest bearing, due 2005-2047	$1,438,407	1.43%	$3,166,476

Fixed rate notes:
U.S. dollar denominated:
Interest bearing, due 2005-2019	3,090,310	3.61	7,296,818
Zero coupon, due 2014-2022	252,889	11.79	239,342

Total fixed rate notes	3,343,199	4.23	7,536,160

Total long-term notes	$4,781,606	3.39%	$10,702,636

        To match the interest rate characteristics of its long-term notes with the interest rate characteristics of its assets, SLMA entered into interest rate swaps with independent parties. Under these agreements, SLMA made periodic payments, generally indexed to the related asset rates, in exchange for periodic payments which generally matched SLMA's interest obligations on fixed or variable rate borrowings (see Note 9 "Derivative Financial Instruments"). Payments on SLMA's interest rate swaps are not reflected in the above tables.

8.    Student Loan Securitization

        When SLMA sold student loans in securitizations prior to September 30, 2003, it retained a Residual Interest and, in some cases, a cash reserve account, all of which are Retained Interests in the securitized receivables. In the third quarter of 2004, SLMA sold its Retained Interests in securitizations to SLM Corporation in a cash transaction.

        The following table summarizes securitization activity for the period January 1 through December 29, 2004 and the years ended December 31, 2003 and 2002.

	For the period				Years ended
	January 1 through December 29, 2004				December 31, 2003				December 31, 2002
(Dollars in millions)	No. of Trans.	Amount Securitized	Pre-Tax Gain	Gain %	No. of Trans.	Amount Securitized	Pre-Tax Gain	Gain %	No. of Trans.	Amount Securitized	Pre-Tax Gain	Gain %
Sales:
FFELP Stafford/PLUS loans	1	$2,501	$32	1.3%	4	$5,772	$75	1.3%	7	$11,033	$99.9%
Consolidation Loans	—	—	—	—	2	4,256	434	10.2%	1	1,976	194	9.8

Total securitization—sales	1	2,501	$32	1.3%	6	10,028	$509	5.1%	8	13,009	$293	2.3%

Financings:
Asset-backed commercial paper(1)	1	4,186			—	—			—	—
Consolidation Loans(2)	4	10,469			7	16,592			—	—

Total securitization—financings	5	14,655			7	16,592			—	—

Total securitizations	6	$17,156			13	$26,620			8	$13,009

(1)
The asset-backed commercial paper conduit is a multi-seller conduit that allows SLMA to borrow up to $5 billion. The conduit is a revolving 364-day facility with annual extensions. Prior to the sale of the conduit to the Company, SLMA could purchase loans out of this trust at its discretion and as a result, the trust did not qualify as a QSPE and was accounted for on-balance sheet as a VIE.

(2)
In certain Consolidation Loan securitization structures, SLMA held rights that affected the remarketing of the bonds and as a result, these securitizations did not qualify as QSPEs. Accordingly, they were accounted for on-balance sheet as VIEs. These on-balance sheet VIEs were subsequently sold by the GSE to a non-GSE subsidiary of SLM Corporation, and the GSE recorded gains on the sale of student loans of $836 million and $1.3 billion for the period January 1 through December 29, 2004 and the year ended December 31, 2003, respectively.

        The table below presents the key economic assumptions used in measuring the fair value of the Retained Interests at the date of securitization for student loan securitization transactions completed during the period January 1 through December 29, 2004 and the year ended December 31, 2003.

	For the period January 1 through December 29,		Year ended December 31,
	2004		2003
	FFELP Stafford	Consolidation(1)	FFELP Stafford	Consolidation
Prepayment speed	**	—	9%	7%
Weighted-average life (in years)	4.1	—	4.7	8.0
Expected credit losses (% of principal securitized)	.17%	—	.52%	.75%
Residual cash flows discounted at (weighted average)	12%	—	12%	6%

(1)
No Consolidation Loan securitizations in the period qualified for sale treatment.

**
20% CPR for 2004, 15% CPR for 2005 and 6% thereafter.

9.    Derivative Financial Instruments

Risk Management Strategy

        Prior to the completion of the GSE Wind-Down, SLMA maintained an overall interest rate risk management strategy that incorporated the use of derivative instruments to minimize the economic effect of interest rate changes. SLMA's goal was to manage interest rate sensitivity by modifying the repricing or maturity characteristics of certain balance sheet assets and liabilities so that the net interest margin was not, on a material basis, adversely affected by movements in interest rates. As a result of interest rate fluctuations, hedged assets and liabilities appreciated or depreciated in market value. Income or loss on the derivative instruments that was linked to the hedged assets and liabilities generally offset the effect of this unrealized appreciation or depreciation. SLMA viewed this strategy as a prudent management of interest rate sensitivity.

SFAS No. 133

        Derivative instruments that were used as part of SLMA's interest rate risk management strategy included interest rate swaps, interest rate futures contracts, and interest rate floor and cap contracts with indices that relate to the pricing of specific balance sheet assets and liabilities. On January 1, 2002, SLMA adopted SFAS No. 133 which requires that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. As more fully described below, if certain criteria were met, derivative instruments were classified and accounted for by SLMA as either fair value or cash flow hedges. If these criteria were not met, the derivative financial instruments were accounted for as trading.

Fair Value Hedges

        Fair value hedges were generally used by SLMA to hedge the exposure to changes in fair value of a recognized fixed rate asset or liability. SLMA entered into interest rate swaps to convert fixed rate assets into variable rate assets and fixed rate debt into variable rate debt. For fair value hedges, SLMA generally considered all components of the derivative's gain and/or loss when assessing hedge effectiveness and generally hedged either changes in fair value due to interest rates or the total change in fair value.

Cash Flow Hedges

        Cash flow hedges were used by SLMA to hedge the exposure of variability in cash flows of a forecasted debt issuance. This strategy was used primarily to minimize the exposure to volatility from future changes in interest rates. Gains and losses on the effective portion of a qualifying hedge were accumulated in other comprehensive income and ineffectiveness was recorded immediately to earnings. In the case of a forecasted debt issuance, gains and losses were reclassified to current period earnings over the period which the stated hedged transaction impacts earnings. If the stated transaction was deemed unlikely to occur, gains and losses were reclassified immediately to earnings. In assessing hedge effectiveness, all components of each derivative's gains or losses were included in the assessment. SLMA generally hedged exposure to changes in cash flows due to changes in interest rates or total changes in cash flow.

Trading Activities

        When instruments did not qualify as hedges under SFAS No. 133, they were accounted for as trading. SLMA purchased and sold interest rate floors, caps and futures contracts to lock in reset rates on floating rate debt and interest rate swaps, and to partially offset the Embedded Floor Income options in student loan assets. These relationships did not satisfy hedging qualifications under SFAS No. 133, but were considered economic hedges for risk management purposes. SLMA used this strategy to minimize its exposure to changes in interest rates.

        SLMA also used basis swaps to minimize earnings variability caused by having different reset characteristics on SLMA's interest-earning assets and interest-bearing liabilities. These swaps usually possessed a term of one to five years with a pay rate indexed to 91-day Treasury bill, 3-month commercial paper or LIBOR. The specific terms and notional amounts of the swaps were determined based on management's review of its asset/liability structure, its assessment of future interest rate relationships, and on other factors such as short-term strategic initiatives. These swaps typically did not qualify as fair value or cash flow hedges and were accounted for as trading.

        SLMA also used various purchased option-based products for overall asset/liability management purposes, including options on interest rate swaps, Floor Income Contracts, and cap contracts. These purchased products were not linked to individual assets and liabilities on the balance sheet and, therefore, did not qualify for hedge accounting treatment. Due to the Wind-Down of the GSE, SLMA held basis swaps and Floor Income contracts that were hedging assets that were sold to SLM Corporation or its subsidiaries. Such contracts were accounted for as trading assets.

Summary of Derivative Financial Statement Impact

        The following tables summarize the fair and notional value of all derivative instruments and their impact on other comprehensive income and earnings.

	Cash Flow		Fair Value		Trading		Total
	Dec. 29, 2004	Dec. 31, 2003	Dec. 29, 2004	Dec. 31, 2003	Dec. 29, 2004	Dec. 31, 2003	Dec. 29, 2004	Dec. 31, 2003
Fair Values
(Dollars in millions)
Interest rate swaps	$—	$—	$—	$(110)	$—	$(89)	$—	$(199)
Floor/Cap contracts	—	—	—	—	—	(563)	—	(563)
Futures	—	(2)	—	—	—	(40)	—	(42)

Total	$—	$(2)	$—	$(110)	$—	$(692)	$—	$(804)

Notional Values
(Dollars in billions)
Interest rate swaps	$—	$—	$—	$8.1	$—	$35.8	$—	$43.9
Floor/Cap contracts	—	—	—	—	—	18.7	—	18.7
Futures	—	0.3	—	—	—	9.4	—	9.7

Total	$—	$0.3	$—	$8.1	$—	$63.9	$—	$72.3

	Cash Flow		Fair Value			Trading		Total
	For the period	Year ended	For the period	Year ended		For the period	Year ended	For the period	Year ended
(Dollars in millions)	Jan. 1- Dec. 29, 2004	Dec. 31, 2003	Jan. 1- Dec. 29, 2004	Dec. 31,		Jan. 1- Dec. 29, 2004	Dec. 31, 2003	Jan. 1- Dec. 29, 2004	Dec. 31, 2003
Changes to accumulated other comprehensive income, net of tax
Hedge ineffectiveness reclassified to earnings	$7	$(1)	$—	$—		$—	$—	$7	$(1)
Amortization of effective hedges	3	8	—	—		—	—	3	8
Discontinued hedges	1	—	—	—		—	—	1	—

Change in accumulated other comprehensive income, net	$11	$7	$—	$—		$—	$—	$11	$7

Earnings Summary
Recognition of closed futures contracts' gains/losses in interest expense (1)	$(5)	$(13)	$—	$—		$—	$—	$(5)	$(13)
Recognition of futures losses related to tendered debt	(10)	—	—	—		—	—	(10)	—
Derivative market value adjustment—Realized (2)	—	—	—	—		(699)	(680)	(699)	(680)
Derivative market value adjustment—Unrealized	—	1 (3)	2	1	(3)	692	516	694	518

Total earnings impact	$(15)	$(12)	$2	$1		$(7)	$(164)	$(20)	$(175)

(1)
For futures contracts that qualify as SFAS No. 133 hedges where the hedged transaction occurs.

(2)
Includes net settlement income/expense related to trading derivatives and realized gains and losses on disposed derivatives.

(3)
The change in fair value of cash flow and fair value hedges recorded through earnings represents amounts related to ineffectiveness.

10.    Fair Values of Financial Instruments

      SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires estimation of the fair values of financial instruments. The following is a summary of the assumptions and methods used to estimate those values.

Student Loans

        Fair value was determined by a combination of analyzing amounts that SLMA had paid recently to acquire similar loans in the secondary market, and an analysis of the Floor value element.

Academic Facilities Financings and Other Loans

        The fair values of both lines of credit and academic facilities financings were determined through standard bond pricing formulas using current market interest rates and credit spreads.

Cash and Investments (Including "Restricted")

        For investments with remaining maturities of three months or less, carrying value approximated fair value. Investments in U.S. Treasury securities were valued at market quotations. All other investments were valued through standard bond pricing formulas using current market interest rates and credit spreads.

Short-term Borrowings and Long-term Notes

        For borrowings with remaining maturities of three months or less, carrying value approximated fair value. The fair value of financial liabilities was determined through standard bond pricing formulas using current market interest rates and credit spreads.

Derivative Financial Instruments

        The fair values of derivative financial instruments was determined through standard bond pricing formulas using current market interest rates and credit spreads.

        The following table summarizes the fair values of SLMA's financial assets and liabilities, including derivative financial instruments.

	December 29, 2004			December 31, 2003
(Dollars in millions)	Fair Value	Carrying Value	Difference	Fair Value	Carrying Value	Difference
Earning assets
Student loans	$—	$—	$—	$21,057	$20,552	$505
Academic facilities financings and other loans	—	—	—	744	691	53
Cash and investments	—	—	—	3,420	3,420	—

Total earning assets	—	—	—	25,221	24,663	558

Interest bearing liabilities
Short-term borrowings	—	—	—	17,002	16,947	(55)
Long-term notes	—	—	—	5,022	4,781	(241)

Total interest bearing liabilities	—	—	—	22,024	21,728	(296)

Derivative financial instruments
Floor Income Contracts	—	—	—	(563)	(563)	—
Interest rate swaps and options	—	—	—	(199)	(199)	—
Cap contracts	—	—	—	—	—	—
Futures contracts	—	—	—	(42)	(42)	—

Excess of fair value over carrying value			$—			$262

11.    Commitments, Contingencies, and Guarantees

        SLMA is named as a defendant in various lawsuits, including class action lawsuits. While many of these lawsuits remain pending, in connection with SLMA's dissolution on December 29, 2004, SLM Corporation assumed and succeeded to SLMA's obligations and liabilities in connection with these lawsuits.

12.    Common Stock

        On December 10, 2001, SLMA issued 6 million shares of common stock, par value $0.20, to SLM Corporation in consideration for $300 million, and with the same terms and conditions as current outstanding stock of SLMA.

        On the Reorganization date of August 7, 1997, each outstanding share of SLMA common stock, par value $.20 per share, was converted into one share of common stock, par value $.20 per share, of SLM Corporation. Also, as part of the Reorganization, a wholly owned subsidiary of SLM Corporation ("MergerCo") was merged into SLMA with SLMA as the surviving corporation. The 1,000 outstanding shares of MergerCo were converted into SLMA's common stock, resulting in SLMA becoming a subsidiary of SLM Corporation.

        In connection with the Wind-Down of the GSE, on December 29, 2004, SLMA's 6 million shares of common stock were retired.

        Certain previously reported SLMA common share information has been omitted from these footnotes since the Reorganization resulted in SLMA becoming a subsidiary of SLM Corporation.

13.    Income Taxes

        Reconciliations of the statutory U.S. federal income tax rates to SLMA's effective tax rate follow:

	For the period	Years ended
	Jan. 1- Dec. 29, 2004	Dec. 31, 2003	Dec. 31, 2002
Statutory rate	35.0%	35.0%	35.0%
Tax exempt interest	(.1)	(.1)	(.5)
State tax, net of federal benefit	—	—	.3
Credits	(.3)	(.2)	(.7)
Other, net	.7	—	—

Effective tax rate	35.3%	34.7%	34.1%

        Income tax provision/(benefit) for the period January 1 through December 29, 2004 and the years ended December 31, 2003 and 2002 consists of the following:

	December 29, 2004	December 31, 2003	December 31, 2002
Current provision:
Federal	$477,376	$1,270,898	$515,643
State	—	—	5,883

Total current provision	477,376	1,270,898	521,526
Deferred benefit:
Federal	76,258	(12,061)	(107,588)

Total deferred benefit	76,258	(12,061)	(107,588)

Provision for income tax	$553,634	$1,258,837	$413,938

        At December 29, 2004 and December 31, 2003, the tax effect of temporary differences that give rise to deferred tax assets and liabilities include the following:

	December 29, 2004	December 31, 2003
Deferred tax assets:
Loan origination services	$—	$65,156
Student loan reserves	—	15,626
In-substance defeasance transactions	—	27,885
Accrued expenses not currently deductible	—	2,383
Securitization transactions	—	46,030
Partnership income	—	33,199
Unrealized investment gains	—	301,006
Other	—	21,715

Total deferred tax assets	—	513,000

Deferred tax liabilities:
Leases	—	22,067
Depreciation/amortization	—	1,545
Other	—	279

Total deferred tax liabilities	—	23,891

Net deferred tax assets	$—	$489,109

14.    Related Parties

        SLMA was a member of a group of affiliated companies and had significant transactions with members of the group. Accordingly, the terms of such transactions may not necessarily be indicative of transactions amongst wholly unrelated companies.

        Under the Privatization Act, the GSE was required to wind down its operations and dissolve on or before September 30, 2008. On December 29, 2004, the Company completed the Wind-Down of the GSE by defeasing the remaining debt obligations of the GSE and dissolving the GSE's federal charter.

        Specifically, the GSE, SLM Corporation and the Federal Reserve Bank of New York, both in its capacity as trustee and as fiscal agent for the GSE's remaining obligations, entered into a Master Defeasance Trust Agreement as of December 29, 2004 that established a special and irrevocable trust, which was fully collateralized by direct, noncallable obligations of the United States. On December 29, 2004, the United States Department of the Treasury determined that such obligations were sufficient, without consideration of any significant reinvestment of interest, to pay the principal of and the interest on the GSE's remaining obligations. The Wind-Down was completed upon the issuance of that determination and the GSE's separate existence terminated.

        The following table summarizes the SLMA's asset sales (carrying value plus accrued interest) and transfers for the period January 1 through December 29, 2004 and the years ended December 31, 2003 and 2002.

	For the period			Years ended
	January 1 through December 29, 2004			December 31, 2003			December 31, 2002
(Dollars in millions)	Sale Amount	Carrying Amount	Gain Amount	Sale Amount	Carrying Amount	Gain Amount	Sale Amount	Carrying Amount	Gain Amount
FFELP/Consolidation Loan securitizations	$2,577	$2,545	$32	$10,717	$10,216	$501	$13,560	$13,265	$295
Sale of on-balance sheet VIEs, net(1)	963	127	836	1,744	412	1,332	—	—	—
Student loan sales(2)	8,270	8,061	209	5,551	5,266	285	3,497	3,334	163
Sale of assets and liabilities to SLM Corp. entities, net	3,118	2,761	357	—	—	—	—	—	—
Sale of GSE subsidiaries to SLM Corp. entities(3)	4,626	4,374	252	—	—	—	—	—	—
Sale of Retained Interests in securitized receivables(4)	65	63	2	2,451	1,838	613	—	—	—
Sale of swaps and Floor Income Contracts(5)	(760)	(760)	—	—	—	—	—	—	—
Assumption of GSE deferred tax liabilities by SLM Corp. (cash)	544	544	—	—	—	—	—	—	—
Loans consolidated with SLM Corp. entities	595	595	—	476	476	—	—	—	—
Non-cash dividend of FFELP Stafford/PLUS student loans(6)	960	944	16	2,055	2,020	35	—	—	—
Assumption of GSE deferred tax asset by SLM Corp. (non-cash)	27	27	—	—	—	—	—	—	—
Non-cash dividend of insurance and benefit plan related investments	—	—	—	346	346	—	—	—	—
Non-cash dividend of leveraged leases, net	—	—	—	—	—	—	22	22	—
Cash dividend	1,668	1,668	—	—	—	—	—	—	—

(1)
These VIEs consist of securitized Consolidation Loans totaling $10.5 billion and $16.6 billion for the period January 1 through December 29, 2004 and the year ended December 31, 2003, respectively, and the sales are recorded net of debt issued. Included in the $10.5 billion of loans sold in 2004 were $4.4 billion of Consolidation Loans acquired by SLMA from SLM Education Loan Corporation, a non-GSE subsidiary of the Company.

(2)
The student loans were sold by SLMA to a subsidiary of SLM Corporation at fair market value.

(3)
SLMA sold its subsidiaries to SLM Corporation, in connection with the GSE Wind-Down. This consisted primarily of $5.1 billion in student loans and $1.2 billion in short-term and long-term debt.

(4)
SLMA sold its Retained Interests in securitized receivables to SLM Corporation at fair market value.

(5)
SLMA sold swaps and Floor Income Contracts to SLM Corporation at fair market value.

(6)
This dividend was recorded at fair market value.

        As described above, such transactions were among a group of related parties. Such transactions were conducted at estimated market value, which was determined using discounted cash flow models and other estimation techniques. Different assumptions or changes in future market conditions could significantly affect the estimates of fair value.

        In connection with the Reorganization and transfer of employees from SLMA to SLM Corporation and its non-GSE subsidiaries, SLMA and SLM Corporation and various of its non-GSE subsidiaries entered into Management Services Agreements ("MSAs") whereby all management and administrative support would be provided to SLMA for a monthly fee. Intercompany expenses under the MSAs for the period January 1 through December 29, 2004 and years ended December 31, 2003 and 2002 totaled $37 million, $88 million and $40 million, respectively. Effective January 1, 2003, third party loan acquisition costs were the only operating expenses recognized by SLMA outside of the MSAs.

        In connection with the acquisition of AMS in November 2003, SLM Corporation contributed to SLMA $40 million of assets, primarily student loans, net of liabilities assumed.

        Intercompany expenses under the servicing contract between SLMA and Sallie Mae, Inc., a wholly owned non-GSE subsidiary of SLM Corporation which includes the division of Sallie Mae Servicing, for the period ended January 1 through December 29, 2004 and the years ended December 31, 2003, and 2002 totaled $63 million, $188 million and $185 million, respectively.

        At December 29, 2004, SLMA had no intercompany assets or liabilities. At December 31, 2003, SLMA had net intercompany liabilities of $530 million with SLM Corporation and various of its non-GSE subsidiaries. These liabilities were incurred in the normal course of business, and were exclusive of the intercompany promissory note owed to Hemar Insurance Corporation of America ("HICA"), another wholly-owned subsidiary of the Company as discussed below. Included in the net intercompany liability at December 31, 2003 was $532 million related to loan sales from SLMA to SLM Corporation. At December 31, 2002, SLMA had a $37 million investment in a non-GSE subsidiary of SLM Corporation which was accounted for using the equity method. During the second quarter of 2003, SLMA transferred this investment for $37 million in cash to SLM Education Loan Corporation, another wholly owned subsidiary of SLM Corporation.

        Through the second quarter of 2004, SLMA purchased insurance for its Private Education Loan portfolio from HICA. SLMA paid HICA insurance premiums in return for HICA's guarantee of payment of principal and interest on Private Education Loans. In connection with this arrangement, HICA invested its insurance reserves related to SLMA's HICA insured loans in a Master Promissory Note of SLMA to HICA. This note matured on July 1, 2004. At December 31, 2003, SLMA owed HICA $69 million under this note.

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STUDENT LOAN MARKETING ASSOCIATION CONSOLIDATED FINANCIAL STATEMENTS
INDEX
REPORT OF INDEPENDENT AUDITORS
STUDENT LOAN MARKETING ASSOCIATION CONSOLIDATED BALANCE SHEETS (Dollars and shares in thousands, except per share amounts)
STUDENT LOAN MARKETING ASSOCIATION CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share amounts)
STUDENT LOAN MARKETING ASSOCIATION CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (Dollars in thousands, except share and per share amounts)